UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

PetIQ, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

April 29, 2020
Dear Fellow Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of PetIQ, Inc. (“PetIQ”) to be held at our corporate headquarters at 923 S. Bridgeway Place, Eagle, Idaho on Thursday, June 18, 2020 at 9:00 a.m. Mountain Daylight Time.
Our Company: PetIQ’s mission is to make pets’ lives better through improved access to affordable pet health care. The consistent execution of our mission can be demonstrated by the increase in the number of pet parents moving their pet health and wellness needs to PetIQ’s products and services businesses in 2019, resulting in record net sales of  $709.4 million, an increase of 34.2%, and Adjusted EBITDA of  $60.7 million, an increase of 46.0%. To further strengthen our core capabilities and in-line with our Follow the Pets long-term strategy, in July 2019, we completed the acquisition of Perrigo Animal Health, a leading manufacturer of vet quality products for pet parents. This strategic, accretive transaction combined our companies’ complementary branded pet health and wellness product offerings to create one of the most influential companies operating in retail, focused on accessible and affordable, high-quality pet preventive and wellness veterinary products. In addition to benefiting from greater operating scale and other cost synergies, the Perrigo Animal Health acquisition has allowed us to benefit from outstanding manufacturing and marketing capabilities along with over 700 new products to more rapidly realize the opportunity provided by the macro trends in the pet industry. Pet ownership continues to rise with a heightened sensitivity to the increasing healthcare costs associated with pet ownership, pet humanization and increased aging of pets that depend on better healthcare. These strong industry tailwinds, along with our team’s solid execution of our strategic initiatives, enabled us to treat a record of more than 1.2 million pets in 2019. On the veterinarian services side of our business we opened more new clinics 2019 than in any prior year with 80 new wellness centers across the United States. We ended 2019 with 99 wellness centers and 37 regional offices in operation. More recently, in January 2020, we announced that PetIQ entered into a definitive agreement to acquire the Capstar® portfolio of products. Capstar® is the #1 oral over-the-counter flea treatment product in the United States. When this transaction closes in 2020 we expect PetIQ to have a run-rate Adjusted EBITDA of over $100 million, excluding any potential impact from the COVID-19 pandemic.
COVID-19 Response: While we started 2020 in a position of strength, like all businesses across the country, have been managing PetIQ through the COVID-19 pandemic. We made the strategic and difficult decision to temporarily close all of our veterinarian service clinics effective March 20, 2020 to protect the health and safety of our employees, customers and retail partners. It is a privilege to have all of our manufacturing and distribution facilities remain open while adhering to strict health and safety guidelines. We are very fortunate that, to date, the company has been in a position to continue to pay all of our employees working remotely and those on the front lines in our facilities. We are pleased to report that consumer demand for our products remains strong and that PetIQ continues to play an important role in providing meaningful access to pet health care during this pandemic.
Business Strategy: Through our Follow the Pets long-term plan, our team will continue to strategically execute on disciplined operational initiatives and investments to support PetIQ’s long-term, sustainable growth. We believe that approximately 86% of pet owners purchase their pet food at our retail partners and the secular trends supporting the industry are extremely powerful with the number of pet households reaching its highest levels ever. We will follow these pets and pet owners by bringing affordable veterinarian services and products to where they are already shopping for their pets’ needs. We are uniquely positioned to take advantage of the macro trends in the pet industry, where there is rising pet ownership, a heightened sensitivity to the rising healthcare costs associated with pet ownership, humanization of pets as family members, and increased aging of pets that all depend on better, more affordable healthcare.
We believe our strategic actions in 2019 and to-date in 2020 position PetIQ for long-term sustainable growth. Our national veterinarian products and service platform addresses a $32+ billion veterinary pet products and services market opportunity. We remain in the early stages of realizing the growth we are capable of achieving and we believe our integrated product and service platform will continue to allow us to outpace industry growth. The demand for our more affordable and accessible pet products and veterinarian services is strong and we remain committed to expanding our category leadership position to fuel our future growth and value for our shareholders.
Stockholder Engagement: We are also guided by the perspectives of our stockholders as expressed through direct engagement with us throughout the year and at our Annual Meeting. In 2019, our executives and investor relations personnel have engaged in discussions with stockholders comprising approximately 80% of our shares of Class A common stock outstanding. Feedback received during these meetings is shared with the full Board of Directors and has informed Board decisions. The conversations held with our stockholders are beneficial, and we look forward to continuing our dialogue in 2020.
At the Annual Meeting we will review the business to be transacted and described in the accompanying Notice of Annual Meeting of Stockholders and respond to comments and questions. We intend to hold our Annual Meeting in person, however, we continue to monitor the situation regarding COVID-19 closely, taking into account guidance from the Centers for Disease Control and Prevention and the World Health Organization, as well as various state and local guidance. The health and well-being of our employees and stockholders is our top priority. Accordingly, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In the event the Annual Meeting will be held solely by remote communication, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website and filed with the U.S. Securities and Exchange Commission as additional proxy material.
On behalf of the Board of Directors, I thank you for your support and investment in PetIQ.
Sincerely,
McCord Christensen
Chairman & Chief Executive Officer
This Proxy Statement is dated April 29, 2020 and is first being made available to stockholders on May 4, 2020.

NOTICE OF 2020 ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on June 18, 2020

To the Stockholders of PetIQ, Inc.:
Time and Date:	Thursday, June 18, 2020 at 9:00 a.m. Mountain Daylight Time
Place:	The Company’s headquarters at 923 S. Bridgeway Place, Eagle, Idaho 83616
Record Date:	April 24, 2020 (the “Record Date”)
Items to be Voted On:	1. To elect one Class III director, to serve until the third annual meeting next succeeding his election and until their successor is elected and qualified (Proposal One);
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two); and
3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How to Vote:
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

Our board of directors has fixed the close of business on April 24, 2020 as the record date for determining holders of our Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Eagle, Idaho during normal business hours for a period of ten days prior to the Annual Meeting.
By Order of the Board of Directors
R. Michael Herrman
General Counsel and Secretary
Eagle, Idaho
Date: April 29, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 18, 2020.
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

2020 Proxy Statement   i

2020 Proxy Statement Summary

2020 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the PetIQ Inc.’s (the “Company’s”) 2019 performance, please review our 2019 Annual Report on Form 10-K (“Annual Report”).
2020 Annual Meeting Information

Date and Time	Thursday, June 18, 2020 at 9:00 a.m. Mountain Daylight Time
Location	PetIQ’s corporate headquarters, 923 S. Bridgeway Place, Eagle, Idaho 83616
Record Date	April 24, 2020
Shares Outstanding as of the Record Date	28,379,173 shares of Common Stock outstanding, comprised of 24,329,515 shares of Class A Common Stock (the “Class A Common Stock”) and 4,049,658 shares of Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Our Class A Common Stock and Class B Common Stock vote together on each of the matters set forth in this Proxy Statement.
Voting	You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting of the Stockholders (the “Annual Meeting”).
Items to be Voted on

Proposal	Board Recommendation
Election of director (page 4)	FOR
Ratification of Selection of Independent Registered Public Accounting Firm (page 29)	FOR
Board of Directors

				Board Committees(2)
Name	Director Class(1)	Director Since	Independent	Compensation	Audit	Nominating and Corporate Governance
McCord Christensen	III	2017
Larry Bird	II	2018	X		X
James Clarke	I	2017	X	X		C
Mark First	II	2017	X	C		X
Scott Huff	II	2019	X
Ronald Kennedy	I	2017	X	X	X
Gary Michael	III	2017	X	X	C
Will Santana	I	2018

(1)
Class I directors have a term that expires at the 2021 annual meeting of stockholders. Class II directors have a term that expires at the 2022 annual meeting of stockholders. Class III directors have a term that expires at the Annual Meeting and Mr. Christensen has been nominated for re-election.

(2)
“C” = Chair of Committee; “X” = Member of Committee

2020 Proxy Statement   1

2020 Proxy Statement Summary

About PetIQ

PetIQ is a leading pet medication and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable veterinary products and services. We engage with customers through more than 60,000 points of distribution across retail, including veterinary, and e-commerce channels with our branded distributed medications, which is further supported by our own world-class medication manufacturing facility in Omaha,
Nebraska. Our national service platform, VIP Petcare (“VIP”), operates in over 3,400 retail partner locations in 41 states, providing cost effective and convenient veterinary wellness services. PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.

2019 Financial Highlights

Net sales were $709.4 million, a compounded annual growth rate of 52% since 2016
•
Product sales were $617.1 million, an increase of 37.1% from 2018

•
Services revenue was $92.3, an increase of 17.8% from 2018

Adjusted EBITDA(1) was $60.7 million, a compounded annual
growth rate of 79% since 2016

(1)
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP measure, see Appendix A, “Reconciliation of Non-GAAP Financial Measure.”

2019 Business Highlights

•
Completed the acquisition of Sergeant’s Pet Care Products, Inc. d/b/a Perrigo Animal Health (“Perrigo Animal Health”)

•
Acquired a state of the art animal health manufacturing facility on Omaha, Nebraska

•
Strong brand portfolio: Pet Armor, Sentry and Sergeants

•
Margin enhancer, high margin portfolio

•
Over 1.2 million pets seen in 2019

•
Opened 80 wellness centers during the year, for a total of 99 wellness centers and 37 regional offices in operation as of year end

•
Ran over 71,000 pop-up mobile veterinary clinics

2   PetIQ, Inc.

2020 Proxy Statement Summary

2019 Business Highlights (continued)

•
In January 2020, entered into a definitive agreement to acquire Capstar®, the #1 oral OTC flea treatment product in the United States, from Elanco Animal Health, Inc.

•
In connection with the Perrigo Animal Health acquisition, the Company also amended both the revolving line of credit and term loan facilities. The amendment increased the revolving line of credit to $110 million, reduced interest costs, and modified certain covenants conditions. The amendment and restatement to term loan agreement secured proceeds to refinance the prior term loan and consummate the acquisition.
•
As of December 31, 2019, the Company had cash and cash equivalents of  $27.3 million, plus availability on its revolving credit facility of $100.0 million, equating to $127.3 million, which the Company defines as total liquidity.

Corporate Governance Highlights

•
Board independence (6 of 8 directors are independent)

•
All of our Audit, Compensation and Nominating and Corporate Governance Committee members are 100% independent

•
Excellent track record of attendance at all Board and committee meetings in 2019

•
Risk oversight by full Board and committees

•
Comprehensive Corporate Governance Guidelines

•
Strong Lead Independent Director

•
Annual review of committee charters and Corporate Governance Guidelines

•
Independent directors, led by Lead Independent Director, meet in executive sessions without management present

•
Annual Board and committee self-evaluations

•
The Board and Nominating and Corporate Governance Committee is committed to adding at least one female director at or prior to the 2021 annual meeting of stockholders

Executive Compensation Highlights

•
Independent compensation consultant for the Compensation Committee

•
Clawback policy applicable to incentive compensation

•
Policy prohibiting hedging or pledging of Company stock by insiders

•
No single-trigger change-in-control severance or vesting of equity awards

2020 Proxy Statement   3

Proposal 1: Election of Director

PROPOSAL ONE:
ELECTION OF DIRECTOR
Our Board is currently comprised of eight directors. In accordance with our Amended and Restated Certificate of Incorporation and our bylaws (the “Bylaws”), our Board is divided into three classes, the members of each of which serve for staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. We believe this classified board structure is appropriate for the Company. Obtaining a three-year commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business and the market in which we operate. The Board believes that such long-term institutional knowledge benefits the Company and enables the Board to better consider and provide long-term strategic planning.
Our directors are divided among the three classes as follows:
•
the Class III directors are McCord Christensen and Gary Michael, and their terms will expire at the Annual Meeting;

•
the Class I directors are James N. Clarke, Ronald Kennedy and Will Santana, and their terms will expire at our annual meeting of stockholders to be held in 2021; and

•
the Class II directors are Mark First, Larry Bird and Scott Huff and their terms will expire at the annual meeting of stockholders to be held in 2022.

Gary Michael, who has served as a member of the Board since our initial public offering in July 2017 (“IPO”), will not be standing for re-election when his current term expires. The Board would like to thank Mr. Michael for his years of dedicated service to the Company. In connection with Mr. Michael’s retirement, the Board has resolved to decrease its size to seven members effective upon the expiration of the current term of the members of the Board. As such, there is only one director remaining as a Class III director following Mr. Michael’s retirement. The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, McCord Christensen to stand for election as a Class III director. Mr. Christensen is our Chairman and Chief Executive Officer.
The name of the nominee, certain biographical information about the nominee, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to recommend the nominee, are set forth below. Mr. Christensen has agreed to be nominated and to serve as a director if elected.

Class III Director Nominee

MCCORD CHRISTENSEN Chief Executive Officer and Chairman Class III Director since: 2017 Age: 47 Board Committees: None
Mr. Christensen co-founded PetIQ in 2010 and has served as our Chief Executive Officer since our inception and as Chairman of our Board since our IPO. In addition to his leadership responsibilities as Chairman and CEO, Mr. Christensen’s expertise in retail and consumer products has enabled PetIQ to deliver targeted and well-executed commercial programs and products across the retail industry. Prior to founding PetIQ, Mr. Christensen gained extensive retail and management experience working at Albertson’s and as an executive in consumer product companies selling to leading U.S. retailers. Mr. Christensen holds a Bachelor of Science in Finance from Boise State University. We believe Mr. Christensen’s qualifications to serve as a director of our Company include his role of Chief Executive Officer of the Company, his experience in the consumer and retail industries, his expertise in corporate strategy and development, his demonstrated business acumen and his extensive experience identifying, consummating and integrating acquisitions.

4   PetIQ, Inc.

Proposal 1: Election of Director

Vote Required

The nominee receiving the most affirmative votes of the shares present in person or represented by proxy and entitled to vote will be elected as a director to serve until our annual meeting of stockholders to be held in 2023 or until his successor, if any, is duly elected and qualified, or until his earlier death, resignation or removal. Unless you otherwise instruct, proxies will be voted FOR election of the nominee who is listed above as director nominee. The Company has no reason to believe that the nominee will be unable to serve, but in the event that the nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting your proxy may vote for the election of another person in accordance with their judgment.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the election of the director nominee.
2020 Proxy Statement   5

Proposal 1: Election of Director

DIRECTORS AND MANAGEMENT
The following table sets forth the names and titles of PetIQ’s directors and executive officers following the Annual Meeting.
Name	Position
McCord Christensen	Chief Executive Officer and Chairman
Susan Sholtis	President
John Newland	Chief Financial Officer
Michael Smith	Executive Vice President, Products
R. Michael Herrman	General Counsel and Secretary
Larry Bird	Director
James Clarke	Director
Mark First	Lead Independent Director
Scott Huff	Director
Ronald Kennedy	Director
Will Santana	Director
Board of Directors

The names of our directors, certain biographical information about our directors, and the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee considered when recommending the directors for nomination, are set forth below (other than Mr. Christensen, whose information is set forth above under “— Proposal One: Election of Director” and Mr. Michael, who is not standing for re-election).
LARRY BIRD Director Independent Class II Director since: 2018 Age: 65 Board Committees: Audit
Mr. Bird has served as a director and as a member of the Company’s Audit Committee since March 2018. Mr. Bird served as Senior Audit Partner at Deloitte & Touche LLP until his retirement in June 2017. As a Deloitte Audit Partner since 1989, Mr. Bird was actively engaged as the Lead Audit Partner responsible for planning and supervising audits for larger private companies and PCAOB Integrated Audits for publicly held companies spanning a variety of industries. Mr. Bird earned a Bachelor of Business Administration from the Idaho State University College of Business. We believe that Mr. Bird’s qualifications to serve as a director of our Company include his extensive financial acumen and detailed experience as Lead Audit Partner in a variety of industries.

6   PetIQ, Inc.

Proposal 1: Election of Director

JAMES N. CLARKE Director Independent Class I Director since: 2017 Age: 47 Board Committees: Compensation Nominating and Corporate Governance (Chair)
Mr. Clarke has served as a director since our IPO. Prior to our IPO, Mr. Clarke served as a member of PetIQ Holdings, LLC’s board of managers from 2012 until July 2017, serving as the board of managers’ chairman from 2012 until 2015. From 2011 until the formation of PetIQ Holdings, LLC in 2012, Mr. Clarke served as the chairman of PetIQ, LLC. Mr. Clarke is Chief Executive Officer and Managing Partner of Clarke Capital Partners, a growth equity and alternatives-focused family office, where he has served since 2011. Mr. Clarke is a director of several privately owned companies and non-profit organizations. Mr. Clarke is a Governor-appointed Trustee and Foundation Chair at Utah Valley University and also serves as the Chairman of the board of managers of Curza Global, LLC, a small-molecule drug development company focused on infectious diseases and oncology. Mr. Clarke is an alumnus of Brigham Young University and holds a Master of Management from the University of Oxford. We believe Mr. Clarke’s qualifications to serve as a director of our Company include his business experience, particularly as it relates to corporate strategy and investment matters, as well as his familiarity with PetIQ’s business and the industry in which we operate.

MARK FIRST Director Independent Class II Director since: 2017 Age: 55 Board Committees: Compensation (Chair) Nominating and Corporate Governance
Mr. First has served as our Lead Independent Director since our IPO. Prior to our IPO, Mr. First served as a member of PetIQ Holdings, LLC’s board of managers from 2012 until July 2017. Mr. First is a Managing Director of Eos Management, L.P., an affiliate of ECP Helios Partners IV, L.P. and Eos Partners, L.P. (the “Eos Funds”), where he has been employed since March 1994. Mr. First was previously an investment banker with Morgan Stanley & Co. Incorporated from August 1991 until March 1994. Mr. First is a director of several privately owned companies and has been a director of Addus HomeCare, Inc. (NASDAQ: ADUS) since 2009. Mr. First holds a Bachelor of Science from The Wharton School of the University of Pennsylvania and a Master of Business Administration from Harvard Business School. We believe Mr. First’s qualifications to serve as a director of our Company include his experience as a director of other public companies and his experience in business, corporate strategy, acquiring and integrating business and investment matters.

SCOTT HUFF Director Independent Class II Director since: 2019 Age: 48 Board Committees: None
Mr. Huff has served as a director since August 2019. Mr. Huff currently is the owner of a retail consulting firm, Amplify Retail Consulting LLC, which he started in June 2017. He previously served as Executive Vice President of the Consumables and Health & Wellness divisions at Walmart Stores, Inc. until his retirement in June 2017. Mr. Huff joined Walmart Stores, Inc. in 1994 and served in a variety of roles, including as Merchandise Manager, Divisional Merchandise Manager, Vice President and Regional Vice President. Mr. Huff earned a Bachelor of Science in Marketing from Missouri State University. Mr. Huff’s qualifications to serve as a director include his retail experience and knowledge of the pet health and wellness sector.

2020 Proxy Statement   7

Proposal 1: Election of Director

RONALD KENNEDY Director Independent Class I Director since: 2017 Age: 73 Board Committees: Compensation Audit
Mr. Kennedy has served as a director since our IPO. Prior to our IPO, Mr. Kennedy served as a member of PetIQ Holdings, LLC’s board of managers from May 2012 until July 2017. From 2010 until the formation of PetIQ Holdings, LLC in 2012, Mr. Kennedy served as a director of PetIQ, LLC. Mr. Kennedy is the owner of the investment firm Kennedy Ventures and a founder of Western Benefit Solutions, an employee benefits consulting firm, which he sold in 2010. He was a board member of Ameriben, Inc., a human resource consulting and benefits administration service company until 2014. Mr. Kennedy holds a Bachelor of Science in Business Administration from Brigham Young University and a Master of Business Administration from Arizona State University. We believe Mr. Kennedy’s qualifications to serve as a director of our Company include his experience in corporate strategy, investment matters and corporate leadership.

WILL SANTANA Director Class I Director since: 2018 Age: 47 Board Committees: None
Mr. Santana has served as a director since our acquisition of VIP in January 2018 (the “VIP Acquisition” and the agreement pursuant to which the VIP Acquisition was completed, the “Purchase Agreement”). Mr. Santana was appointed to the Board pursuant to the terms of the Purchase Agreement. Prior to joining the Company, Mr. Santana served as the Chief Executive Officer of VIP since founding the company in 1997. We believe Mr. Santana’s qualifications to serve as a director of our Company include his experience in the veterinary health business.

Executive Officers

The names and certain biographical information about our executive officers are set forth below (other than Mr. Christensen, whose information is set forth above under “— Proposal One: Election of Director”).
JOHN NEWLAND Chief Financial Officer Age: 56
Mr. Newland has served as our Chief Financial Officer since 2014 and as our Corporate Secretary from 2015 until March 2019. Prior to joining PetIQ, Mr. Newland gained extensive retail and consumer products experience working for Albertson’s, Inc. and SuperValu, Inc. in a range of finance roles. Mr. Newland is a retired fighter pilot and Commander in the Idaho Air National Guard, where he served from 1985 to 2013. Mr. Newland holds a Bachelor of Science degree in corporate finance from the University of Idaho and is a graduate of the United States Air Force Air War College.

SUSAN SHOLTIS President Age: 53
Ms. Sholtis has served as President since October 2018. She previously served as a director from March 2018 to October 2018. Prior to her appointment as President, Ms. Sholtis served as Global Marketing Head in the Health Division at Reckitt Benckiser since 2017. From 2016 to 2017, Ms. Sholtis served as Head of North America Commercial Operations at Merial and was responsible for transitioning North America operations to Merial’s new owner, Boehringer Ingelheim. Prior to that, from 2006 to 2016, Ms. Sholtis served in a number of positions at Mead Johnson Nutrition, most recently as Head of Global Marketing. Ms. Sholtis earned a Bachelor’s degree from Butler University and a Masters of Business Administration from Emory University.

8   PetIQ, Inc.

Proposal 1: Election of Director

MICHAEL SMITH Executive Vice President, Products Age: 42
Mr. Smith has served as Executive Vice President, Products since July 2019. Prior to joining the PetIQ, Mr. Smith served in various leadership roles within the Pet and Personal Care categories for Walmart, Inc., since January 2015, most recently as Senior Buying Manager — Pets from February 2017 until May 2019. He previously worked as a Director for Colgate Palmolive October 2013 to January 2015. Prior to that, he served in various roles with Walmart, Procter & Gamble and Energizer. Mr. Smith earned a Bachelor of Science in Business Administration from the University of Arkansas.

R. MICHAEL HERRMAN General Counsel and Secretary Age: 51
Mr. Herrman has served as General Counsel since February 2019. He previously worked as the Executive Director and the Head of Legal for Boehringer Ingelheim’s Animal Health business in Latin America from 2017 to 2019 and as the Executive Director and the Head of Legal for Boehringer Ingelheim’s Animal Health business in the United States from 2007 to 2017. Beginning in 2003, Mr. Herrman served in a number of positions at Boehringer Ingelheim and gained extensive experience in both the human pharmaceuticals business, and specifically the animal health business and industry, including as Executive Director, Executive Division Counsel and as a Director and Senior Counsel of Legal Operations. Mr. Herrman earned a Bachelor’s degree from the University of Connecticut, as well as a Master’s degree from S.I. Newhouse School of Public Communications and a law degree from Syracuse University College of Law. Prior to that, Mr. Herrman served in the United States Army.

2020 Proxy Statement   9

Corporate Governance

CORPORATE GOVERNANCE
Corporate Governance Highlights

•
Board independence (6 of 8 directors are independent)

•
All of our Audit, Compensation and Nominating and Corporate Governance Committee members are 100% independent

•
Excellent track record of attendance at all Board and committee meetings in 2019

•
Risk oversight by full Board and committees

•
Comprehensive Corporate Governance Guidelines

•
Strong Lead Independent Director

•
Annual review of committee charters and Corporate Governance Guidelines

•
Independent directors, led by Lead Independent Director, meet in executive sessions without management present

•
Annual Board and committee self-evaluations

•
The Board and Nominating and Corporate Governance Committee are committed to adding at least one female director at or prior to the 2021 annual meeting of stockholders

Structure of the Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board currently consists of eight members and is divided into three classes with staggered three-year terms. The term of our Class I directors, James Clarke, Ronald Kennedy, and Will Santana, will expire at our 2021 annual meeting of stockholders. The term of our Class II directors, Mark First, Larry Bird and Scott Huff, will expire at our 2022 annual meeting of stockholders. The term of our Class III directors, McCord Christensen and Gary Michael, will expire at this Annual Meeting. Mr. Michael will not stand for re-election and the Board has resolved to decrease its size to seven members effective upon the expiration of the current term of the members of the Board. As such, there is only one director remaining as a Class III director following Mr. Michael’s retirement.
Any additional directorships resulting from an increase in the authorized number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management.
Pursuant to our Bylaws, our directors are elected by a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal.

Board Diversity

The Board understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. In furtherance of this objective, the Board has added three new directors since 2018, including Ms. Sholtis who later resigned to become our President. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoints, as well as traditional diversity concepts such as race and gender. Additionally, though the Board currently has no female directors, the Board and the Nominating and Corporate Governance Committee intend to add at least one female director to the Board at or before the 2021 annual meeting of stockholder.

10   PetIQ, Inc.

Corporate Governance

Criteria for Selection of Directors

The Nominating and Corporate Governance Committee is responsible for:
•
searching for, identifying, evaluating and recommending to the Board candidates to fill new positions or vacancies on the Board and reviewing any candidates recommended to the Board by stockholders if such recommendations are made in compliance with the requirements set forth in the Bylaws and

•
making recommendations to the Board regarding the selection and approval of nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders of the Company.

Pursuant to our Corporate Governance Guidelines, directors should possess personal and professional integrity, have good business judgment, relevant experience and skills and be an effective director in conjunction with the full Board in collectively serving the long-term interests of Company stockholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.
In evaluating director candidates, our Corporate Governance Guidelines provide that the following general criteria will be considered by the Nominating and Corporate Governance Committee and the Board:
•
current or recent experience as a senior executive of a public company or as a leader of another major complex organization;

•
business and financial expertise;

•
experience as a director of a public company;

•
current or prior animal health or pet industry experience;

•
government entity or regulatory experience;

•
independence;

•
current employment;

•
diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations; and

•
personal and professional ethics and integrity, independent thought, practical wisdom and mature judgment.

None of these criteria should be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, these criteria represent the range of complementary talents, backgrounds and experiences that the Board believes would contribute to the effective functioning of the Board. In addition, in composing a well-rounded Board, the Board and the Nominating and Corporate Governance Committee look for those individuals who would bring a variety of complementary skills to allow formation of a Board that possesses the appropriate skills and experience to oversee the Company’s business.

Board and Committee Self-Evaluations

Our Board conducts an annual self-evaluation of itself and its committees to assess its effectiveness and to identify opportunities for improvement. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness.

2020 Proxy Statement   11

Corporate Governance

Director Independence

Our Corporate Governance Guidelines provide that a majority of the members of our Board and each member of our Audit, Compensation and Nominating and Corporate Governance Committee meet the independence criteria under NASDAQ Global Market (“NASDAQ”) listing standards. Our Board, following consultation with our Nominating and Corporate Governance Committee, has undertaken a review of the independence of the directors and nominees for director and considered whether any director or nominee has a material relationship with us that could compromise his or her ability to exercise judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that six of our eight current directors, Messrs. Bird, Clarke, First, Huff, Kennedy and Michael, are “independent directors” as defined under the applicable requirements of NASDAQ listing standards and the Securities and Exchange Commission (“SEC”) rules and regulations. In making that determination, our Board considered whether each director and nominee has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors

The Board met six times during 2019. Each of the members of the Board that served during 2019 participated in over 75% of the meetings of the Board and committees on which each Board member respectively served. Members of the Board are expected to attend each Board meeting. The non-management directors of the Company meet at least quarterly in executive sessions of the Board without management present. Mr. First, the Lead Independent Director presides over non-management sessions.

Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board determines the membership of each of these committees from time to time, and pursuant to our Corporate Governance Guidelines only outside, independent directors serve on these committees. The current members of each committee are identified in the table below:
Board Committees(1)
Name	Compensation	Audit	Nominating and Corporate Governance
McCord Christensen
Larry Bird		X
James Clarke	X		C
Mark First	C		X
Scott Huff
Ronald Kennedy	X	X
Gary Michael	X	C
Will Santana

(1)
”C” = Chair of Committee; “X” = Member of Committee

Audit Committee
Our Audit Committee is composed of Messrs. Michael, Kennedy and Bird, with Mr. Michael serving as chairman. Our Board has determined that each of Messrs. Michael, Kennedy and Bird meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ listing standards. Our Board has also determined that each of Messrs. Michael, Kennedy and Bird qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

12   PetIQ, Inc.

Corporate Governance

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm and internal audit function. Specific responsibilities of our Audit Committee include:
•
appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•
evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate its services;

•
determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•
reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit;

•
reviewing and discussing with management and our independent registered public accounting firm the Company’s quarterly and annual financial statements, including the Company’s disclosures under Management’s Discussion and Analysis;

•
reviewing with management and our independent registered public accounting firm significant issues that arise, if any, regarding accounting principles and financial statement presentation;

•
reviewing and discussion with management and our independent registered public accounting firm the Company’s significant accounting policies and practices and any changes thereto;

•
conferring with management regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•
discussing with management the process for assessing and managing risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such expenses;

•
establishing procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and reviewing any such complaints received by the Company;

•
overseeing the Company’s internal audit function, including a review of ongoing assessments of the Company’s risk assessment;

•
reviewing and approving related party transactions; and

•
overseeing compliance with the requirements of the SEC.

Our Audit Committee met four times in 2019.

Compensation Committee
Our Compensation Committee is composed of Messrs. First, Clarke, Kennedy and Michael, with Mr. First serving as chairman. Our Board has determined that each of Messrs. First, Clarke, Kennedy and Michael is “independent” within the meaning of applicable NASDAQ listing standards, is a “non- employee director” as defined in Rule 16b-3 under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating performance in light thereof;
•
determining the compensation and other terms of employment of our Chief Executive Officer;

•
in consultation with the Chief Executive Officer, determining the compensation and other terms of employment of our other executive officers;

•
administering our stock plans and other incentive compensation plans;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•
reviewing and recommending to our Board the compensation of our directors.

2020 Proxy Statement   13

Corporate Governance

The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee engaged FW Cook as a compensation consultant in the last fiscal year to assist with a review of, and to provide recommendations regarding, non-employee director and CEO compensation.
Our Compensation Committee met two times in 2019.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Messrs. First and Clarke, with Mr. Clarke serving as chairman. The responsibilities of the Nominating and Corporate Governance Committee include:
•
identifying individuals qualified to become members of our Board, consistent with criteria included in our Corporate Governance Guidelines;

•
recommending director nominees to the Board;

•
recommending members and chairpersons of committees to the Board;

•
recommending executive officers to the Board;

•
reviewing and making recommendations to the Board regarding the appropriate size, performance, composition, duties, responsibilities and classes of the Board;

•
overseeing the annual self-evaluation of the Board and its committees; and

•
overseeing the Company’s corporate governance practices and procedures.

Our Nominating and Corporate Governance Committee met two times in 2019.

Other Committees
Our Board may establish other committees as it deems necessary or appropriate from time to time.
Committee Charters
Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under written charters adopted by the Board. These charters are posted on the “Investor Relations” page of our website, http://ir.petiq.com. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has, at any time, been one of our executive officers or employees.
None of our executive officers currently serves, or has served during the last completed year, as a member of the
Board or Compensation Committee (or other committee serving an equivalent function) of another entity that had one or more of its executive officers serving as a member of our Board.

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing risk exposure and the Board and its committees overseeing those efforts. Mangement has formed a risk committee representing key functions, including human resources, legal, information technology, finance, Services segment, Products segment, operations, and including each of the Company’s significant locations.
Board of Directors Risk Oversight
The Board oversees our risk management processes directly and through its committees. The full Board also considers specific risk topics, including risks associated with

14   PetIQ, Inc.

Corporate Governance

our strategic plan, business operations, capital structure and liquidity, acquisition and capital allocation program, organizational structure, cybersecurity and data privacy. In addition, each committee oversees specific areas of risk and reports to the full Board, as appropriate, including if and when a matter rises to the level of a material or enterprise level risk.

Committee Risk Oversight
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
The Board has delegated to the Audit Committee oversight of our risk management processes. The Audit Committee also performs central oversight with respect to financial and compliance risks.	The Compensation Committee oversees risks associated with the Company’s compensation policies and practices.	The Nominating and Corporate Governance Committee oversees risks associated with corporate governance and board management.
Board of Directors’ Leadership Structure

Our Corporate Governance Guidelines provide that the role of Chairman of the Board may be held by both management and non-management directors, as recommended by the Nominating and Corporate Governance Committee. The Chairman of our Board is currently our Chief Executive Officer, McCord Christensen. The Board believes that Mr. Christensen is best situated to serve as Chairman because he founded the Company, is the director most familiar with our business and is best suited to lead the discussion and execution of our strategy.
Because Mr. Christensen is our Chairman and Chief Executive Officer, our Board has appointed Mr. First to serve as Lead Independent Director to preside over meetings of our independent directors, serve as the liaison between our Chairman and the independent directors and perform additional duties as our Board may otherwise determine or delegate from time to time. While serving as Lead Independent Director, Mr. First has followed governance practices established by the Board that support effective communication and effective Board performance. The Lead Independent Director role fosters a Board culture of open discussion and deliberation, with thoughtful evaluation of risks and opportunities to support sound decision-making.
The Board has determined that the current Board leadership structure is appropriate for PetIQ for the following reasons:
•
the current structure is working well and the Lead Independent Director is highly effective in his role;

•
there are effectiveness and efficiency advantages of having a Chairman of the Board with the Chief Executive Officer’s significant knowledge of the Company’s history, customers and market opportunities, and extensive retail industry strategy experience;

•
the Board has open discussions and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision-making;

•
the current size, focus, and organizational structure of the Company allows the Chairman of the Board and Chief Executive Officer roles to be effectively combined; and

•
the independent directors meet regularly in private sessions to discuss issues regarding the Company under the leadership of the Lead Independent Director.

Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics. We are committed to high standards of business integrity and corporate governance. All of the Company’s corporate governance documents are published on the Company’s website at http://ir.petiq.com and are also available upon request from the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the Company’s corporate governance documents from time to time. We will post any modifications of our corporate governance documents on our website. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

2020 Proxy Statement   15

Corporate Governance

Communications with the Board of Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Pursuant to or Corporate Governance Guidelines, stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Director (if applicable) or any other director in particular to PetIQ, Inc., Attention: Corporate Secretary, 923 S. Bridgeway Place, Eagle, Idaho 83616. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Secretary of the Company will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Secretary may forward the communication to the executive officer or Chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Director Nomination by Shareholder Procedures

The Nominating and Corporate Governance Committee has the responsibility for reviewing and recommending to the Board candidates for director positions. The Nominating and Corporate Governance Committee will consider nominations made by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, as described above under “— Criteria for Selection of Directors,” based on whether the nominee is recommended by a stockholder or whether the recommendation comes from another source. Pursuant to Section 1.11 of our Bylaws, nominations of persons for election to the Board at an annual meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by us with the SEC.
The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to PetIQ, Inc., Attention: Corporate Secretary, 923 S. Bridgeway Place, Eagle, Idaho 83616. A copy of our Bylaws has been filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on July 6, 2017.

16   PetIQ, Inc.

Director Compensation

DIRECTOR COMPENSATION
Summary of Director Compensation Arrangements

For 2019, each non-employee director was entitled to receive an annual cash retainer of  $30,000 in consideration for his or her service on the Board and a per-meeting cash fee ranging from $500 to $1,000. In addition, each non-employee director serving as the chairman of a committee of the Board received a cash fee, as applicable, of  $5,000 (for the chairs of the Compensation and Nominating and Corporate Governance Committees) or $10,000 (for the chair of the Audit Committee).
Each non-employee director was also entitled to receive an annual restricted stock unit award with a grant date fair value of  $20,000, vesting on the one-year anniversary of the date of grant based on continued service as a director through such date. In addition, upon becoming a member of the Board, each new non-employee director received a one-time, initial restricted stock unit award with a grant date fair value of  $50,000, subject to annual vesting over the three years from the date of grant, based on continued service as a director through each vesting date.
In 2019, the Compensation Committee engaged FW Cook, the Compensation Committee’s independent compensation consultant, to review and make recommendations regarding the Company’s non-employee director compensation program. Based on FW Cook’s recommendations, the following changes were made to the director pay program, effective January 1, 2020:
•
Annual cash retainer increased to $60,000

•
Committee chair fees increased to $10,000 (for the chairs of the Compensation and Nominating and Corporate Governance Committees) and $20,000 (for the chair of the Audit Committee)

•
Increase in grant date fair value of annual restricted stock unit grant to $90,000

•
Elimination of initial equity grants and per-meeting cash fees

2019 Director Compensation

The following table presents information regarding the compensation earned or paid during 2019 to our non-employee directors who served on the Board during the year. Employee directors do not receive compensation for their service as members of the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Mark First(2)	44,985	20,012	—	64,997
Gary Michael	41,750	20,012	—	61,762
James Clarke	38,438	20,012	—	58,450
Ronald Kennedy	33,000	20,012	—	53,012
Larry Bird	33,000	20,012	—	53,012
Scott Huff(3)	18,709	50,005	—	68,714

(1)
The amounts reported in this column represent (i) for each non-employee director (other than Mr. Huff), the grant date fair value of the annual restricted stock unit award granted on May 29, 2019, which vests on the first anniversary of the grant date, provided that the applicable director continues to serve as a director through such date, and (ii) for Mr. Huff, the grant date fair value of the initial restricted stock unit award granted to him on August 9, 2019, which vests in approximately equal annual installments on each of the first three anniversaries of the grant date, provided that Mr. Huff continues to serve as a director through each such date. The grant date fair value of each award was calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock unit awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As of December 31, 2019, each non-employee director held the following outstanding equity awards: (i) Mr. First — 747 unvested restricted stock units; (ii) Mr. Michael — 747 unvested restricted stock units and 20,000 vested, but unexercised, nonqualified stock options; (iii) Mr. Clarke — 747 unvested restricted stock units; (iv) Mr. Kennedy — 747 unvested restricted stock units; (v) Mr. Bird — 2,082 unvested restricted stock units; and Mr. Huff — 1,439 unvested restricted stock units.

(2)
The cash fees owed to Mr. First were paid to an affiliate of the Eos Funds.

(3)
Mr. Huff began serving on the Board effective August 2, 2019.

2020 Proxy Statement   17

Executive Compensation

EXECUTIVE COMPENSATION
The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
Summary Compensation Table

The following Summary Compensation Table discloses the compensation information for fiscal years 2019 and 2018 for our principal executive officer (“PEO”) and the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year (collectively, the “named executive officers”). Certain updated compensation following the end of fiscal year 2019 and other information is provided in the narrative sections following the Summary Compensation Table.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
McCord Christensen	2019	516,026	747,337	409,649	225,001	—	1,898,013
Chief Executive Officer	2018	491,440	500,000	1,476,000	—	—	2,467,440
John Newland	2019	387,019	560,502	204,830	112,501	8,400	1,273,252
Chief Financial Officer	2018	371,434	375,000	738,862	—	—	1,485,296
Michael Smith(5)	2019	216,154	733,949	996,714	409,566	20,852	2,376,312
Executive Vice President, Product Division

(1)
The amounts reported in the “Bonus” column for 2019 represent (i) for Messrs. Christensen and Newland, discretionary bonuses paid to the executives in 2020 with respect to services provided in 2019, and (ii) for Mr. Smith, a sign-on bonus of  $500,000 paid in connection with the commencement of his employment with the Company, and a discretionary bonus of  $233,949 paid in 2020 with respect to services provided in 2019.

(2)
The amounts reported in the “Option Awards” column for 2019 represent the grant date fair value of the stock option awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)
The amounts reported in the “Stock Awards” column for 2019 represent the grant date fair value of the restricted stock unit awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock unit awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)
The amounts reported in the “All Other Compensation” column for 2019 represent (i) for Mr. Newland, an employer matching contribution under the Company’s 401(k) plan, and (ii) for Mr. Smith, reimbursement for moving expenses ($19,929) and an employer matching contribution under the Company’s 401(k) plan ($923).

(5)
Mr. Smith commenced employment as Executive Vice President, Product Division of the Company on May 28, 2019. Mr. Smith was not a named executive officer in 2018 and thus, only 2019 compensation information is shown for him in this table.

Base Salaries
Base salaries established for the Company’s executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance.

18   PetIQ, Inc.

Executive Compensation

Our named executive officers were entitled to the following annual base salaries:
Name	2019 Base Salary Rate ($) (Effective January 1, 2019)	2020 Base Salary Rate ($) (Effective January 1, 2020)
McCord Christensen	515,000	800,000
John Newland	386,250	425,000
Michael Smith	400,000	415,000

(1)
Mr. Smith’s 2019 base salary rate was effective on May 28, 2019, his employment start date.

Base salaries for Messrs. Newland and Smith were increased in 2020 to reflect individual performance and to recognize the contributions of such named executive officers within their respective roles. In addition, in 2019, FW Cook, the Compensation Committee’s independent compensation consultant, engaged in a review of Mr. Christensen’s compensation package as Chief Executive Officer and based on that review, recommended an increase to Mr. Christensen’s base salary rate for 2020 in order to better align his pay with competitive practices.
Employee Benefit and Retirement Programs
We did not maintain any annual cash incentive programs, qualified defined benefit plans or nonqualified deferred compensation plans for our named executive officers or other employees in 2019. Effective February 1, 2019, we adopted a qualified defined contribution 401(k) plan in which all of our eligible employees, including our named executive officers, may participate. The Company will match 100% of up to the first 3% of a participant’s deferral per year under the 401(k) plan.

Executive Employment and Other Arrangements
A summary of our current at-will employment agreements with our named executive officers and other arrangements with our named executive officers providing for potential employment termination-based compensation is set forth below.
McCord Christensen. Effective May 31, 2012, Mr. Christensen entered into an employment agreement with the Company, which was amended and restated effective May 9, 2019. Under the amended agreement, Mr. Christensen will continue to serve as Chief Executive Officer for a term of three years, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The amended agreement provides for an initial base salary of  $515,000 per year and eligibility to receive annual cash bonuses in the discretion of the Board with a target bonus equal to 100% of his annual base salary. Mr. Christensen is also eligible to participate in and receive awards under the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Omnibus Plan”), as determined by the Compensation Committee in its discretion.
In the event that Mr. Christensen’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (each as defined in the amended agreement), he would be entitled to receive severance compensation equal to the greater of  (1) $2,000,000 or (2) two times the sum of Mr. Christensen’s (i) base salary and (ii) annual cash bonus for the year immediately prior to his termination of employment. In addition, Mr. Christensen would immediately vest in any outstanding equity-based awards. Mr. Christensen may resign his employment for any reason upon giving the Company no less than 30 days’ notice.
Mr. Christensen is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of either four years (in the event that Mr. Christensen’s employment terminates for any reason prior to December 31, 2020) or three years (in the event that Mr. Christensen’s employment terminates for any reason after December 31, 2020).
John Newland. Effective May 9, 2019, Mr. Newland entered into an employment and non-competition agreement with the Company, which supersedes the terms of Mr. Newland’s offer letter, dated March 6, 2014. Pursuant to the agreement, Mr. Newland will continue to serve as Chief Financial Officer for a term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of  $386,250 per year and eligibility to receive annual cash bonuses in the discretion of the Board with a target bonus of 100% of his annual base salary. Mr. Newland is also eligible to

2020 Proxy Statement   19

Executive Compensation

participate in and receive awards under the Omnibus Plan, as determined by the Compensation Committee in its discretion.
In the event that Mr. Newland’s employment is terminated by the Company without “Cause” (as defined in the agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months. Mr. Newman may resign his employment for any reason upon giving the Company no less than 30 days’ notice. Mr. Newman is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
Michael Smith. Effective May 28, 2019, Mr. Smith entered into an employment and non-competition agreement with the Company. Under the agreement, Mr. Smith will serve as the Executive Vice President, Product Division of the Company for an initial term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of  $400,000 per year and a $500,000 sign-on bonus. In addition, Mr. Smith is eligible to receive annual cash bonuses in the discretion of the Board with a target bonus of 75% of his annual base salary (prorated for the 2019 fiscal year) and to participate in and receive awards under the Omnibus Plan, as determined by the Compensation Committee in its discretion, with a target opportunity equal to 100% of his annual base salary (prorated for the 2019 fiscal year).
In the event that Mr. Smith’s employment is terminated by the Company without “Cause” (as defined in the agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months. Mr. Smith may resign his employment for any reason upon giving the Company no less than 30 days’ notice. Mr. Smith is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
In connection with the commencement of Mr. Smith’s employment, Mr. Smith received an option to purchase 100,000 shares of Class A Common Stock and an award of 15,508 restricted stock units, in each case, vesting in substantially equal installments on each of the first four anniversaries of the grant date.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows outstanding equity awards as of December 31, 2019 for each named executive officer.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
McCord Christensen	—	37,865	27.73	3/13/2029	8,114	203,256	—	—
	37,500	112,500	24.97	3/15/2028	—	—	—	—
	102,702	102,703	16.00	7/20/2027	—	—	—	—
John Newland	—	18,933	27.73	3/13/2029	4,057	101,628	—	—
	18,750	56,250	24.97	3/15/2028	—	—	—	—
	71,778	71,776	16.00	7/20/2027	—	—	—	—
Michael Smith	—	100,000	26.76	5/30/2029	15,508	388,475	—	—
20   PetIQ, Inc.

Executive Compensation

(1)
These option awards vest and become exercisable in approximately equal installments on each of the first four anniversaries of the applicable grant date, subject to continued service with the Company through each such vesting date. The regular term of each option expires on the tenth anniversary of the applicable grant date.

(2)
The restricted stock unit awards reported in this column vest in approximately equal installments on each of the first four anniversaries of the applicable grant dates, subject to continued service with the Company through each such vesting date. The grant dates for these restricted stock unit awards are as follows: (i) March 13, 2019, for the awards to Messrs. Christensen and Newland, and (ii) May 28, 2019, for the award to Mr. Smith.

(3)
The value of the unvested restricted stock units is shown assuming a market value of  $25.05 per share, the closing market price of a share of Class A Common Stock on December 31, 2019.

Long-Term Incentive Awards
We established the Omnibus Plan in connection with our initial public offering in 2017, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. An amendment and restatement of our Omnibus Plan was approved by our shareholders at the 2019 annual meeting. The principal purposes of the Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors and consultants. Our Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and performance units), and other stock or cash-based awards.
As set forth in the Outstanding Equity Awards Table above, in 2019, Messrs. Christensen and Newland received nonqualified options to purchase 37,865 shares and 18,933 shares, respectively, of Class A Common Stock and 8,114 restricted stock units and 4,057 restricted stock units, respectively. In addition, in connection with his commencement of employment with the Company, Mr. Smith received a nonqualified option to purchase 100,000 shares of Class A Common Stock and 15,508 restricted stock units.
In August 2018, the Compensation Committee adopted a long-term incentive award program (the “LTI Program”)
under the Omnibus Plan, pursuant to which future equity awards will be made on an annual basis to certain employees of the Company, including our named executive officers. At the beginning of each fiscal year, 50% of a participant’s target grant date dollar value under the LTI Program will be awarded to the extent that the participant remains employed by the Company on the grant date, and 50% of a participant’s target grant date dollar value under the LTI Program will be awarded based on the level of Adjusted EBITDA achieved by the Company in the year prior to the year of grant, as compared to the Adjusted EBITDA budget set for each year by the Board (for more information regarding Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP measure, see Appendix A, “Reconciliation of Non-GAAP Financial Measure.”)
The mix of equity awards granted to the Company’s named executive officers under the LTI Program in early 2019 included nonqualified stock options (weighted 70%) and restricted stock units (weighted 30%), which will vest ratably in annual installments over four years from the date of grant, generally based on a participant’s continued employment with the Company through each vesting date. Starting with the grants made in early 2020 under the LTI Program, the Compensation Committee determined to shift the mix of equity awards for the named executive officers to 50% nonqualified stock options and 50% restricted stock units, consistent with the mix of equity awarded to other employees of the Company under the LTI Program.

2020 Proxy Statement   21

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2019, concerning shares of our Common Stock authorized for issuance under all of our equity compensation plans.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation plans approved by stockholders(2)	1,773,872	$25.48	2,017,445
Equity compensation plans not approved by stockholders(3)	431,925	$21.37	—
Total	2,072,414	$24.62	2,017,445

(1)
Reflects the weighted average exercise price of outstanding stock options. Outstanding restricted stock units are not included as such awards do not have an exercise price.

(2)
Includes 1,640,489 outstanding stock options and 133,383 outstanding restricted stock units under the Omnibus Plan.

(3)
Includes 431,925 outstanding stock options granted under the PetIQ, Inc. 2018 Inducement and Retention Stock Plan for CVC Employees (the “Inducement Plan”). For a description of the Inducement Plan, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

22   PetIQ, Inc.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of April 24, 2020 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock, on an as-converted basis;

•
each of our named executive officers;

•
each of our directors and director nominees; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 24, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The percentage of shares beneficially owned shown in the table below is based upon 28,379,173 shares of Common Stock outstanding as of April 24, 2020, comprised of 24,329,515 shares of Class A Common Stock and 4,049,658 shares of Class B Common Stock.

Except as otherwise noted below, the address for persons listed in the table is c/o PetIQ, Inc., 923 S. Bridgeway Place, Eagle, Idaho 83616.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power
	Number	Percentage	Number	Percentage
5% Stockholders
Clarke Capital Entities(1)	—	—	424,725	10.5%	1.5%
Eos Funds(2)	3,472,687	14.3%	—	—	12.2%
Ivy Investment Management Company(3)	1,809,780	7.4%	—	—	6.4%
Alger Associates, Inc.(4)	2,974,153	12.2%	—	—	10.5%
Wasatch Advisors, Inc.(5)	1,686,236	6.9%	—	—	5.9%
BlackRock, Inc.(6)	1,658,202	6.8%	—	—	5.8%
Named Executive Officers and Directors
Larry Bird(7)	3,126	*	—	—	*
McCord Christensen(8)	1,534	*	214,027	5.3%	*
James Clarke(1)(7)(9)	37,342	*	1,793,680	44.3%	6.5%
Mark First(7)	3,474,479	14.3%	—	—	12.2%
Scott Huff	—	—	—	—	—
Ronald Kennedy(7)(10)	130,747	*	169,956	4.2%	1.10%
Gary Michael(7)	1,792	*	—	—	*
John Newland	95,329	*	—	—	*
Will Santana(11)	101,566	*	711.433%	17.6%	2.8%
Michael Smith(12)	3,877	*	—	—	*
Total Executive Officers and Directors as a Group (12 Persons)	3,955,579	16.3%	2,889,096	71.3%	24.1%

*
less than 1%

2020 Proxy Statement   23

Security Ownership of Certain Beneficial Owners and Management

(1)
Includes 71,022 shares of Class B Common Stock held by Clarke Capital Partners LLC, 353,703 shares of Class B Common Stock held by Labore et Honore LLC (collectively, the “Clarke Capital Entities”). Mr. Clarke is the Manager of the Clarke Capital Entities and has voting and investment control over and may be deemed to be the beneficial owner of the shares of Class B Common Stock held by the Clarke Capital Entities. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2020.

(2)
Includes 2,922,844 shares of Class A Common Stock held by Eos Helios Partners IV, L.P. and 549,843 shares of Class A Common Stock held by Eos Partners, L.P., (collectively, the “Eos Funds”), which are affiliates of Eos Management, L.P. As Managing Director of Eos Management, L.P., Mr. First has voting and investment control over and may be considered the beneficial owner of the Class A Common Stock owned by the Eos Funds. Mr. First disclaims any beneficial ownership of the Common Stock owned by the Eos Funds. The principal business address for the Eos Funds is 437 Madison Avenue, New York, NY 10022.

(3)
Includes 1,809,780 shares of Class A Common Stock beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR” and, together with IICO, the “Waddell Funds”). The principal business address of the Waddell Funds is 6300 Lamar Avenue, Overland Park, KS 66202. Information contained in the table above and this footnote is based solely on a report on Schedule 13G filed with the SEC on February 14, 2020.

(4)
These securities are beneficially owned by one or more open-end investment or other managed accounts that are investment management clients of Fred Alger Management, lLC (“FAM”), a registered investment advisor. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, a holding company (together with FAM and AGH, collectively, the “Alger Entities”). The principal business address of the Alger Entities is 360 Park Avenue South, New York, NY 10010. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2020.

(5)
Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 10, 2020. The principal business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(6)
Information contained in the table above and this footnote is based solely on a report on Schedule 13/A filed with the SEC on February 5, 2020. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)
Includes 747 shares of Class A common stock issuable upon vesting of restricted stock units (“RSUs”) on May 29, 2020.

(8)
Shares of Class B Common Stock held by Christensen Ventures, LLC (“Ventures”). Mr. Christensen is the manager of Ventures and exercises voting and investment control over all shares held by Ventures.

(9)
Includes 1,045 shares of Class A common stock held by Mr. Clarke, 35,550 shares of Class A common stock and 889,123 shares of Class B Common Stock held by The JNC 101 Trust of which Andrea Clarke, the wife of Mr. Clarke is the trustee, 239,916 shares of Class B Common Stock held by the James N. Clarke Irrevocable Trust, dated December 27, 2012, of which Mrs. Clarke is the trustee, and 239,916 shares of Class B Common Stock held by the Andrea M. Clarke Irrevocable Trust, dated December 27, 2012, of which Mr. Clarke is the trustee. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2020.

(10)
Shares held by Kennedy Family Investments, LLC (“Investments”), other than shares of Class A common stock issuable upon vesting of RSUs. Mr. Kennedy is the manager of Investments and exercises voting and investment control over the shares held by Investments.

(11)
Shares held by VIP Petcare Holdings, Inc. (“VIPH”), of which Will Santana, one of our directors and executive officers, owns 50% of the equity interests.

(12)
Represents shares of Class A common stock issuable upon vesting of restricted stock units (“RSUs”) on May 28, 2020.

24   PetIQ, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2019 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) of the Exchange
Act, except: (i) Susan Sholtis failed to timely file a Form 4 for Class A Common Stock and restricted stock units (Occurring October 2019); Will Santana failed to timely file a Form 4 for Class A Common Stock and Class B Common Stock (occurring in October 2019); (ii) Will Santana failed to timely file a Form 4 for Class A Common Stock and Class B Common Stock (occurring in August 2019); (iii) Ronald Kennedy failed to timely file for Class A Common Stock and Class B Common Stock (occurring in April 2019); and (iv) Will Santana failed to timely file for Class A Common Stock (occurring in January 2019). All aforementioned parties have subsequently filed the applicable Form 3 or Form 4 reports.

2020 Proxy Statement   25

Certain Relationships and Related Party Transactions

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions

In connection with the closing of our IPO, our Board adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. The policy covers any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, in which we are to be a participant and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, as determined by the Audit Committee. Related party transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. All related party transactions must be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.
All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.

Tax Distributions

Pursuant to the HoldCo LLC Agreement, the Company has accrued tax distributions that are payable to certain HoldCo members to facilitate such members’ periodic estimated tax obligations. At December 31, 2019, the Company had accrued $0.4 million for estimated tax distributions, which are included in accounts payable on the Company’s consolidated balance sheets.

Brokerage Fees

Chris Christensen, the brother of our CEO, acts as the Company’s agent at Moreton Insurance (“Moreton”), which acts as a broker for a number of the Company’s insurance policies. The Company’s annual premium expense, paid to Moreton and subsequently transferred to insurance providers, was approximately $2.3 million in 2019. Chris Christensen was paid a Commission of approximately $100,000 by Moreton for the sale of such insurance policies to the Company.

VIP Acquisition

In connection with the acquisition VIP, the Company has a note payable due to VIP Petcare Holdings, Inc. (“VIPH”), a significant stockholder of the Company for a principle amount of  $27.5 million, as of December 31, 2019. In addition, the Company leases office and warehouse space from a company under common control with VIPH and incurred rent expenses of  $365,000 for the year ended December 31, 2019. Will Santana, a director of the Company owns 50% of the equity interests of VIPH.

26   PetIQ, Inc.

Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:
•
the integrity of the Company’s financial statements

•
our accounting and financial reporting processes;

•
audits of the Company’s financial statements;

•
the integrity of our consolidated financial statements;

•
systems of internal control over financial reporting;

•
compliance with legal and regulatory financial accounting requirements;

•
our systems and policies to monitor and manage business risk;

•
the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and

•
the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, KPMG, including the selection and performance of the lead audit engagement partner, in the annual audit of our consolidated financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Each year, the Audit Committee will evaluate the qualifications, performance, tenure and independence of the Company’s independent auditor and determine, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. KPMG has audited our financial statements since 2014.
The Audit Committee is currently composed of three independent directors, Messrs. Michael, Kennedy and Bird, each of which qualifies as an “audit committee financial expert” under the SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the
Audit Committee reviewed and discussed the audited consolidated financial statements in our 2019 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.
Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2019 with our management.

(2)
The Audit Committee has discussed with KPMG, our independent registered public accounting firm for fiscal year 2019, the matters required to be discussed under the Public Company Accounting Oversight Board standards.

(3)
The Audit Committee has received the written disclosures and the letter from KPMG pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with KPMG its independence, including whether the provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in PetIQ’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2019, for filing with the SEC.

2020 Proxy Statement   27

Audit Committee Report

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Respectfully submitted on April 29, 2020, by the following members of the Audit Committee of the Board:
Gary Michael (Chair)
Ronald Kennedy
Larry Bird
28   PetIQ, Inc.

Proposal 2: Ratification of the Appointment of the Company’s Independent Auditors

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS
The Audit Committee has selected KPMG as the Company’s independent accountants for fiscal year 2020, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.
The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote on the proposal is required to ratify the selection of KPMG as the Company’s independent accountant for the current fiscal year.

Fees Paid to Independent Accountants

The following table sets forth the aggregate fees billed for various professional services rendered by KPMG:
	2019	2018
Audit Fees(1)	$1,761,838	$1,754,400
Audit-Related Fees(2)	$1,097,777	$—
Tax Fees(3)	$13,000	$8,800
Other(4)	$—	$—
Total Fees	$2,872,615	$1,763,200

(1)
Audit fees include fees associated with the annual audit of our consolidated financial statements and reviews of the Company’s quarterly reports on Form 10-Q and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)
Audit-related fees relate to acquisition related due diligence services, statutory audits, and reimbursement for litigation related costs.

(3)
Tax fees include services related to tax compliance, tax advice tax planning and structuring.

(4)
Other fees relate to other advisory services.

All services listed in the above table were approved by the Audit Committee.
We expect representatives of KPMG to be available at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
2020 Proxy Statement   29

Information About the Annual Meeting and Voting

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Record Date	If you were a stockholder of record on April 24, 2020, you are entitled to vote at the Annual Meeting. As of that date, there were 28,379,173 shares of the Company’s Common Stock outstanding, comprised of 24,329,515 shares of Class A Common Stock and 4,049,658 shares of Class B Common Stock. Our Class A Common Stock and Class B Common Stock vote together on each of the matters set forth in this Proxy Statement. You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting.
Quorum	A majority of shares of Common Stock outstanding on the record date must be present in person or by proxy.
Matters to be Voted on at the Annual Meeting	1. To elect one Class III director, to serve until the third annual meeting next succeeding his election and until his successor is elected and qualified (Proposal One);
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two); and
3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
As of the date of this Proxy Statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Board Voting Recommendations	The Board recommends that you vote: 1. FOR the election of the Class III director named in this Proxy Statement; and
2. FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2020.
How to Vote
Only votes cast in person at the Annual Meeting or received by proxy prior to the Annual Meeting will be counted at the Annual Meeting. The Board asks you to appoint McCord Christensen and John Newland as your proxy holders to vote your shares at the Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three convenient ways:
•
By Internet: Go to www.proxyvote.com and follow the instructions.

•
By Telephone: Call toll-free 1-800-690-6903 and follow the instructions.

•
By Mail: If you requested a printed copy of the Proxy Statement, complete, sign, date, and return your proxy card in the envelope provided.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four (24) hours a day and will close at 12:00 a.m. Mountain Daylight Time on June 17, 2020. If your proxy is properly returned, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy but do not give specific instructions, your shares will be voted as follows:
1.
FOR the election of the Class III director named in this Proxy Statement; and

2.
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2020.

30   PetIQ, Inc.

Information About the Annual Meeting and Voting

The Board does not intend to bring any matters before the Annual Meeting except those indicated in the Notice. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
Internet Availability	As permitted by the SEC rules, PetIQ is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On or about May 4, 2020, we will mail our stockholders a Notice, which contains instructions on how to vote, access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.
Multiple Notices	You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
How Shares Are Held	Shareholders of record have their shares registered directly in their name with PetIQ’s transfer agent, Computershare Trust Company, N.A.. Beneficial holders (or shares held in street name) have their shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization.
Voting at the Annual Meeting	We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to attend. Stockholders can vote in person during the Annual Meeting. Stockholders of record who attend the Annual Meeting in person may obtain a ballot from the inspector of election. Beneficial holders who attend the Annual Meeting in person must obtain a proxy from their broker, bank, broker-dealer or other nominee prior to the date of the Annual Meeting and present it to the inspector of election with their ballot. Voting in person during the meeting will replace any previous votes.
Admission to the Annual Meeting	Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (April 24, 2020), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank, broker-dealer or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.
2020 Proxy Statement   31

Information About the Annual Meeting and Voting

Routine and Non-Routine Matters	Proposal One, the election of a Class III director, is considered a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal One. Proposal Two, the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020, is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.
Voting Instructions	All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, other than being counted for the purpose of determining a quorum, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Votes Required; Effect of Broker Non-Votes and Abstentions
Each holder of shares of our Common Stock outstanding on the record date is entitled to one vote for each share of Common Stock held as of the record date.
With respect to Proposal One, directors are elected by a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Therefore, the director nominee receiving the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to be voted for them will be elected as a director to serve until the 2023 annual meeting of stockholders. Stockholders may not cumulate votes. Votes to withhold and broker non-votes will have no effect on the outcome of the vote for Proposal One.
Proposal Two, the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2020, requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will count for purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal. Proposal Two is a routine matter and no broker non-votes are expected to exist in connection with Proposal Two.

Changing your Vote	Stockholders of record may revoke their proxy at any time prior to the Annual Meeting by submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a broker, bank or other nominee, you may revoke any prior voting instructions by contacting that firm.
Inspector of Election	A representative from Broadridge Financial Solutions, Inc. will serve as the inspector of election.
32   PetIQ, Inc.

Information About the Annual Meeting and Voting

Voting Results	We will announce the results of the Annual Meeting in a filing with the SEC on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.
Cost of Solicitation	We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail, via the Internet or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.
Householding
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 800-540-7095 or writing in at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to PetIQ, Inc., 923 S. Bridgeway Place, Eagle, Idaho 83616, Attention: Investor Relations.

We are an Emerging Growth Company	We are an “emerging growth company” as defined in the JOBS Act. For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. We could be an emerging growth company through December 31, 2022, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Important

Please promptly vote and submit your proxy by signing, dating and returning the proxy card by mail, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.
2020 Proxy Statement   33

Stockholder Proposals for 2021 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
Any stockholder who intends to present proposals at the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must send notice of any such proposal, along with proof of ownership of our stock, to our principal executive offices in care of our Corporate Secretary so that we receive it no later than January 1, 2021. Any stockholder who intends to present proposals at the 2021 annual meeting of stockholders other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2021, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 60 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is March 20, 2021. Stockholder proposals should be addressed to PetIQ, Inc., Attention: Corporate Secretary, 923 S. Bridgeway Place, Eagle, Idaho 83616.

34   PetIQ, Inc.

Other Matters

OTHER MATTERS
Other Business

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual
Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their best judgment.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:
•
statements regarding our strategies, results of operations or liquidity;

•
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

•
statements of management’s goals and objectives; and

•
assumptions underlying statements regarding us or our business.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the impact of COVID-19 on our business and the global economy; our ability to successfully grow our business through acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; disruptions in our manufacturing and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; and other risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed from time to time with the SEC.
Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

2020 Proxy Statement   35

Appendix A Reconciliation of Non-GAAP Financial Measures

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The information presented in this Proxy Statement under “2019 Financial Highlights” regarding Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) and shall not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.
EBITDA represents net income (loss) before interest, income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus acquisition expenses, management fees, costs associated with becoming a public company, a supplier receivable recovery, stock based compensation expense, purchase accounting adjustments, loss on veterinarian clinics and wellness centers that are not part of the same store sales, fair value adjustments to contingent notes, integration costs and costs of discontinued clinics, new clinic launch expense, a non-recurring royalty settlement, SKU rationalization and litigation expenses. Adjusted EBITDA adjusts for transactions that management does not believe are representative of our core ongoing business. Adjusted EBITDA is utilized by management: (i) as a factor in evaluating management’s performance when determining incentive compensation and (ii) to evaluate the effectiveness of our business strategies.
We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating Adjusted EBITDA, that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same manner. Our management does not, and you should not, consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. See a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, below.

A-1   PetIQ, Inc.

Appendix A Reconciliation of Non-GAAP Financial Measures

PetIQ, Inc.
Reconciliation between Net Income and Adjusted EBITDA
(Unaudited, $’s in 000’s)
	For the years ended
	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
Net (loss) income	$(14,302)	$87	$7,817	$(3,395)
Plus:
Tax (benefit) expense	(3,309)	(661)	3,970	—
Depreciation	9,139	6,657	2,348	1,915
Amortization	5,994	5,210	1,052	1,067
Interest	14,495	8,022	1,563	3,058
EBITDA	$12,017	$19,315	$16,750	$2,645
Acquisition costs(1)	6,147	3,787	1,965	—
Management fees(2)	—	—	610	864
Costs associated with becoming a public company	—	—	2,710	2,180
Supplier Receivable recovery(3)	—	—	(175)	—
Stock based compensation expense	7,335	3,812	447	—
Purchase accounting adjustment to inventory	4,805	2,149	—	—
Non same-store revenue(4)	(8,088)	(3,967)	—	—
Non same-store costs(4)	19,553	10,345	—	—
Fair value adjustment of contingent note(5)	7,320	3,280	—	—
Integration costs and costs of discontinued clinics	3,788	998	—	—
Clinic launch expenses(6)	767	1,380	—	—
Non-recurring royalty settlement(7)	—	440	—	—
SKU rationalization(8)	6,482	—	—	—
Litigation expenses	529	—	—	3,262
Loss on debt extinguishment	—	—	—	1,681
Adjusted EBITDA	$60,675	$41,539	$22,307	$10,632

(1)
Acquisition costs include legal, accounting, banking, consulting, diligence, and other out-of-pocket costs.

(2)
Represents annual fees paid pursuant to our management agreements with our three largest stockholders. The management agreements terminated in connection with our IPO in July 2017.

(3)
During 2015 the Company terminated its relationship with a supplier in accordance with a supply agreement. The Company collected a settlement on the matter in 2017.

(4)
Non same-store revenue and costs relate to our Services segment and are from wellness centers, host partners, and regions with less than six full trailing quarters of operating results.

(5)
Fair value adjustment on the contingent note represents the non cash adjustment to mark the 2019 contingent note to fair value.

(6)
Clinic launch expenses relate to our Services segment and represent the nonrecurring costs to open new veterinary wellness centers, primarily employee costs, training, marketing, and rent prior to opening for business.

(7)
Non-recurring royalty settlement represents a settlement paid to a supplier related to a royalty agreement in place since 2013.

(8)
SKU rationalization relates to the disposal of or reserve to estimated net realizable value for inventory that will either no longer be sold, or will be de-emphasized, as the Company aligns brands between Legacy PetIQ brands and brands acquired as part of the Perrigo Animal Health Acquisition. All costs are included in the Products segment gross margin.

2020 Proxy Statement   A-2

PETIQ, INC.923 S. BRIDGEWAY PLACE EAGLE, IDAHO 83616 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time on June 17, 2020. Have yourproxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D16715-P39113 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PETIQ, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. 1.To elect one class III director, to serve until the third annual meeting next succeeding his election.Nominee:01) McCord Christensen !!! The Board of Directors recommends you vote FOR proposal 2.2.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain!!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D16716-P39113PetIQ, Inc.Annual Meeting of StockholdersJune 18, 2020 9:00 AMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) McCord Christensen and John Newland, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PetIQ, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Mountain Daylight Time, on June 18, 2020, at the PetIQ, Inc. Corporate Headquarters at923 S. Bridgeway Place, Eagle, Idaho 83616, and any adjournment or postponement thereof.PetIQ, Inc. is monitoring the situation with COVID-19 (Coronavirus), and in the interest of health and safety, may hold the annual meeting solely by means of remote communication. PetIQ, Inc. will announce any such updates as promptly as practicable, and details on how to participate will be issued by press release, posted on PetIQ, Inc.'s website, and filed with the SEC as additional proxy materials.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side